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                                                                    EXHIBIT 5.1
              "KAYE, SCHOLER, FIERMAN, HAYS & HANDLER LETTERHEAD"

                                December 7, 1995

All American Communications, Inc.
2114 Pico Boulevard
Santa Monica, California 90405

                Re: Shares of Class B Common Stock
                    of All American Communications, Inc.

Gentlemen:

        We have acted as special counsel to All American Communications, Inc., a Delaware corporation (the "Company"), in connection with its Registration Statement on Form S-2, as amended (the "Registration Statement"), filed pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the proposed offering by the Company of an aggregate of 4,000,000 shares (the "Shares") of the Company's Class B Common Stock, par value $.0001 per share (the "Class B Common Stock").

        In that connection, we have reviewed the Restated Certificate of Incorporation of the Company, as amended, its Restated By-Laws, resolutions of its Board of Directors and such other documents and records as we have deemed appropriate.

        On the basis of such review and having regard to legal considerations that we deemed relevant, it is our opinion that the shares have been duly authorized, and upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

        We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus included therein. In giving this opinion, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

                                        Very truly yours,

                                        /s/ Kaye, Scholer, Fierman, Hays
                                            & Handler